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                                  EXHIBIT 23.1





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


      As independent certified public accountants, we hereby consent to the use of our report dated January 29, 1998 on the consolidated financial statements of SportsLine USA, Inc. and to all references to our Firm included in this Registration Statement on Form S-1.



ARTHUR ANDERSEN LLP



Fort Lauderdale, Florida,
    August 27, 1998.